Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-182385 on Form S-8 and Registration Statement Nos. 333-180115 and 333-180116 on Form S-3 of Caesars Entertainment Corporation of our reports dated March 15, 2013, relating to the consolidated financial statements and consolidated financial statement schedules of Caesars Entertainment Corporation and the effectiveness of Caesars Entertainment Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Caesars Entertainment Corporation for the year ended December 31, 2012.

Las Vegas, Nevada
March 15, 2013